                                 EXHIBIT NO. 3

                     UNDERWRITING OR DISTRIBUTION CONTRACT

                           MARKETING COORDINATION AND
                       ADMINISTRATIVE SERVICES AGREEMENT

This Agreement entered into this____day of __________, 1993, between Financial Horizons Life Insurance Company ("Financial Horizons"), and Nationwide Financial Services, Inc. ("NFS").


Financial Horizons proposes to develop, issue and administer, and NFS proposes to provide the exclusive national distribution services for certain annuity products (the "Products"). The Products to be sold hereunder are the Individual Flexible Purchase Payment Deferred Variable Annuity Contract (Financial Horizons Annuity) and such other products as may hereafter be agreed upon by the parties.

The parties hereby agree as follows:

A.   ADMINISTRATION OF PRODUCTS
     --------------------------

     1.   Appointment of Product Administration
          -------------------------------------

          Financial Horizons is hereby appointed Product Administrator for the Products.

     2.   Duties of Financial Horizons
          ----------------------------

          Financial Horizons will perform in a proper and timely manner, those functions enumerated in the column marked "Financial Horizons" in the "Analysis of Administrative Functions," attached hereto as EXHIBIT A, and incorporated herein by reference.

     3.   Duties of NFS
          -------------

          NFS will perform in a proper and timely manner, those functions enumerated in the column marked "NFS" in the "Analysis of Administrative Functions," attached hereto as EXHIBIT A, and incorporated herein by reference.

B.   MARKETING COORDINATION AND SALES ADMINISTRATION
     -----------------------------------------------

     1.   Distribution of Products
          ------------------------

          The Products will be distributed through registered representatives of NASD broker-dealer firms, appointed by Financial Horizons, who shall be duly qualified and licensed as agents (the "Agents"), in accordance with applicable state insurance authority.

     2.   NFS shall be the exclusive National Distributor of the Products.

     3.   Appointment and Termination of Agents
          -------------------------------------

          Appointment and termination of Agents shall be processed and executed by Financial Horizons. NFS reserves the right to require Financial Horizons to consult with it regarding licensing decisions.

     4.   Advertising
          -----------

          NFS shall not print, publish or distribute any advertisement, circular or document relating to the Products or relating to Financial Horizons unless such advertisement, circular or document has been approved in writing by Financial Horizons. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within three (3) business days. Neither Financial Horizons nor any of its affiliates shall print, publish or distribute any advertisement, circular or document relating to the Products or relating to NFS unless such advertisement, circular or document has been approved in writing by NFS. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within three (3) business days. However, nothing herein shall prohibit any person from advertising the Products on a generic basis.

     5.   Marketing Conduct
          -----------------

          The parties will jointly develop standards, practices and procedures respecting the marketing of the Products. Such standards, practices and procedures are intended to help Financial Horizons meet its obligations as an issuer under the securities laws, to assure compliance with state insurance laws, and to help NFS meet its obligations under the securities laws as National Distributor. These standards, practices and procedures are subject to continuing review and neither Financial Horizons nor NFS will object unreasonably to changes to such standards, practices and procedures recommended by the other to comply with the intent of this provision.

     6.   Sales Material and Other Documents
          ----------------------------------

          a.   Sales Material
               --------------

               1) Financial Horizons shall develop and prepare all promotional material to be used in the distribution of the Products, in consultation with NFS.

               2) Financial Horizons is responsible for the printing and the expense of providing such promotional material.

               3) Financial Horizons is responsible for approval of such promotional material by state insurance regulators, where required.

               4) NFS and Financial Horizons agree to abide by the Advertising and Sales Promotion Material Guidelines, attached hereto as EXHIBIT B, and incorporated herein by reference.

          b.   Prospectuses
               ------------

               1) Financial Horizons is responsible for the preparation and regulatory clearance of any required registration statements and prospectuses for the Products. NFS is responsible for the preparation and regulatory clearance of any underlying mutual fund registration statements and prospectuses.

               2) Financial Horizons is responsible for the printing of such Product prospectuses in quantities as the parties agree are necessary to assure sufficient supplies.

               3) Financial Horizons will bear the cost of providing the required supply of mutual fund prospectuses.

               4) Financial Horizons is responsible for supplying Agents with sufficient quantities of Product prospectuses.

          c.   Contracts, Applications and Related Forms
               -----------------------------------------

               1) Financial Horizons, in consultation with NFS, is responsible for the design and printing of adequate supplies of Product applications, contracts, related forms, and such service forms as the parties agree are necessary.

               2) Financial Horizons is responsible for supplying adequate quantities of all such forms to the Agents.

     7.   Appointment of Agents
          ---------------------

          a. NFS will assist Financial Horizons in facilitating the appointment of Agents by Financial Horizons.

          b. Financial Horizons will forward all appointment forms and applications to the appropriate states and maintain all contacts with the states.

          c. Financial Horizons will maintain appointment files on Agents, and NFS will have access to such files as needed.

     8.   Licensing and Appointment Guide
          -------------------------------

          Financial Horizons shall provide to NFS a Licensing and Appointment Guide (as well periodic updates thereto), setting forth the requirements for licensing and appointment, in such quantities as NFS may reasonably require.

     9.   Other
          -----

          a.   Product Training
               ----------------

               Financial Horizons is responsible for any Product training for the Agents.

          b.   Field Sales Material
               --------------------

               1) Financial Horizons, in consultation with NFS, is responsible for the development, printing and distribution of non-public field sales material to be used by Agents.

               2) NFS shall have the right to review all field sales materials and to require any modification mandated by regulatory requirements.

          c.   Productions Reports
               -------------------

               Financial Horizons will deliver to NFS the items listed in Production Reports to be provided, attached hereto as EXHIBIT C, and incorporated herein by reference.

          d.   Customer Service
               ----------------

               Each party will notify the other of all material pertinent inquiries and complaints it receives, from whatever source and to whomever directed, and will consult with the other in responding to such inquiries and complaints.

     10.  Auditing
          --------

          NFS will maintain all records relating to the mutual funds or other investment options in accordance with generally accepted accounting procedures. Any such records shall be made available to Financial Horizons or its accountants or auditors upon reasonable written request. Financial Horizons will provide NFS with any records, reports or other materials relative to the distribution of the Products as may reasonably be required by NFS or as may be required by any governmental agency having jurisdiction.

C.   GENERAL PROVISIONS
     ------------------

     1.   Waiver
          ------

          The forbearance or neglect of either party to insist upon strict compliance by the other with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other, shall not be construed as a waiver of any rights or privileges of the forbearing party in the event of a further default or failure of performance.

     2.   Limitations
          ------------

          Neither party shall have authority on behalf of the other to: make, alter or discharge any contractual terms of the Products; waive any forfeiture; extend the time of making any contributions to the products; guarantee dividends; alter the forms which either may prescribe; nor substitute other forms in place of those prescribed by the other.

     3.   Binding Effect
          --------------

          This Agreement shall be binding on and shall insure to the benefit of the parties to it and their respective successors and assigns, provided that neither party shall assign or sub-contract this Agreement or any rights or obligations hereunder without prior written consent of the other.

     4.   Indemnification
          ---------------

          Each party ("Indemnifying Party") hereby agrees to release, indemnify and hold harmless the other party, its officers, directors, employers, agents, servants, predecessors or successors from any claims or liability arising out of the acts or omissions of the Indemnifying Party not authorized by this Agreement, including the violation of any federal or state law or regulation.

     5.   Notices
          -------

          All notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent postage prepaid by First Class Mail, Registered or Certified mail, by overnight mail, properly addressed as follows:

          TO FINANCIAL HORIZONS:

          Financial Horizons Life Insurance Company
          Richard A. Karas, Vice President
          Sales - Financial Services
          One Nationwide Plaza
          Columbus, Ohio 43216

          TO NFS:

          Nationwide Financial Services, Inc.
          Marian A. Trimble, President
          One Nationwide Plaza
          Columbus, Ohio 43216

     6.   Governing Law
          -------------

          This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

     7.   Arbitration
          -----------

          The parties agree that misunderstandings or disputes arising from this Agreement shall decided by arbitration, conducted upon request of either party before three arbitrators (unless the parties agree on a single arbitrator) designated by the American Arbitration Association, and in accordance with the rules of such Association. The expenses of the arbitration proceedings conducted hereunder shall be borne equally by both parties.

     8.   Confidentiality
          ---------------

          Any information, documents and materials, whether printed or oral, furnished by either party or its agents or employees to the other shall be held in confidence. No such information shall be given to any third party, other than to such sub-contractors of NFS as may be permitted herein, or under requirements of a lawful authority, without the express written consent of the other party.

D.   TERM OF AGREEMENT
     -----------------

     This Agreement, including the Exhibits attached hereto, shall remain in full force and effect until terminated, and may be amended only by mutual agreement of the parties in writing. Any decision by either party to cease issuance or distribution of any specific Product shall not effect a termination of the Agreement unless such termination is mutually agreed upon, or unless notice is given pursuant to Section E.2. hereof.

E.   TERMINATION
     -----------

     1. Either party may terminate this Agreement for cause at any time, upon written notice to the other, if the other knowingly and willfully: (a) fails to comply with the laws or regulations or any state or governmental agency or body having jurisdiction over the sale of insurance of securities; (b) misappropriates any money or property belonging to the other; (c) subjects the other to any actual or potential liability due to misfeasance, malfeasance, or nonfeasance;
          (d) commits any fraud upon the other; (e) has an assignment for the benefit of creditors; (f) incurs bankruptcy; or (g) commits a material breach of this Agreement.

     2. Either party may terminate this Agreement, without regard to cause, upon six months prior written notice to the other.

     3. In the event of termination of this Agreement, the following conditions shall apply:

          a) The parties irrevocably acknowledge the continuing right to use any Product trademark that might then be associated with any Products, but only with respect to all business in force at the time of termination.

          b) NFS will continue to sell to Financial Horizons at net asset value, shares of all mutual funds which serve as underlying investments for Products actually issued by Financial Horizons pursuant to this Agreement, until such time as mutually agreed upon by the parties. NFS may discontinue the sale at net asset value of such shares in connection with the issuance by Financial Horizons of new contracts after termination.

          c) In the event this Agreement is terminated the parties will use their best efforts to preserve in force the business issued pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.


                                   FINANCIAL HORIZONS LIFE INSURANCE COMPANY

                                   By  Richard A. Karas
                                      --------------------------------------
                                   Title  Senior Vice President
                                         -----------------------------------



                                   NATIONWIDE FINANCIAL SERVICES, INC.

                                   By  Marian A. Trimble
                                      --------------------------------------
                                   Title  President
                                         -----------------------------------

                                  EXHIBIT A


                     ANALYSIS OF ADMINISTRATIVE FUNCTIONS


A.  PRODUCT UNDERWRITING/ISSUE
    --------------------------

FINANCIAL HORIZONS                           NFS

-  Establishes                               -  Consults with regard
   underwriting criteria                        to new business
   for application                              procedures and
   processing and                               processing.
   rejections.

-  Reviews the completed
   application. Applies
   underwriting/issue
   criteria to application.

-  Notifies Agent and/or
   customer of any error
   or missing data
   necessary to underwrite
   application and establish
   records for owner of
   Product ("Contract Owner").

-  Prepares policy data page
   for approved business and
   mails with policy to Contract
   Owner.

-  Establishes and maintains
   all records required for
   each Contract Owner, as
   applicable.

-  Prepares and mails
   confirmation and other
   statements to Contract
   Owners and Agents, as
   required.

-  Prints, provides all
   forms ancillary to issue
   of contract/policy forms
   for Products.

-  Maintains supply of
   approved specimen policy
   forms and all ancillary
   forms, distributes
   same to Agents.

B.  BILLING AND COLLECTION
    ----------------------

FINANCIAL HORIZONS

-   Receives premium/purchase
    payments and reconciles
    amount received with
    remittance media.

-   Updates Contract Owner
    records to reflect
    receipt of premium/
    purchase payment and
    performs accounting/
    investment allocation of
    each payment received.

-   Deposits all cash received
    under the Products in
    accordance with the terms
    of the Products.

C.  BANKING
    -------

FINANCIAL HORIZONS

-   Balances, edits,
    endorses and prepares daily
    deposit.

-   Places deposits in
    depository account.

-   Transfers funds from
    depository account to NFS
    within 24 hours following
    underwriting approval, in
    accordance with investment
    allocation.

-   Prepares daily cash
    journal summary reports
    and maintains same for
    review by NFS.

D.  PRICING/VALUATION/ACCOUNTING
    ----------------------------

FINANCIAL HORIZONS                       NFS

-   Determines the "Net Amount           -   Issues Fund Shares to
    Available for Investment" in             Financial Horizons at
    Fund Shares and places Fund              net asset Value.
    Share purchase or redemption
    orders with the Fund, by             -   Confirms Financial
    facsimile each day by 10:00              Horizons' Fund purchases
    a.m. E.T.  If for any reason             and redemptions.
    Financial Horizons is unable
    to process such orders, it           -   Transmit by facsimile
    will provide NFS with                    Fund Share prices to
    estimates.                               Financial Horizons by
                                             6:00 p.m. EST each day.
-   Maintains and makes
    available, as reasonably             -   Maintains records of all
    requested, records used in               Fund Shares owned by
    determining "Net Amount                  Financial Horizons,
    Available for Investment."               including the date
                                             purchased and sold,
-   Collects information needed              cost, and other
    in determining Variable                  information maintained
    Account unit values from the             by NFS in its ordinary
    Funds including daily net                course of business.
    asset value, capital gains
    or dividend distributions,           -   Cooperates in annual
    and the number of Fund                   audit of separate
    Shares acquired or sold                  account financials
    during the immediately                   conducted for purposes
    preceding valuation period.              of financial statement
                                             certification and
-   Performs daily unit                      publication.
    valuation calculation.

E. CONTRACT OWNER SERVICE/
   ----------------------
   RECORD MAINTENANCE
   ------------------

FINANCIAL HORIZONS               NFS

- Receives and processes all     - Accommodates customer
  Contract Owner service           service function by
  requests, including but          providing any supporting
  not limited to                   information or
  informational requests,          documentation which may
  beneficiary changes, and         be in the control of
  transfers of Contract            NFS.
  Value among eligible
  investment options.

- Maintains daily records of
  all changes made to
  Contract Owner accounts.

- Researches and responds        - Researches and responds
  to all Contract Owner/Agent      to Financial Horizon's
  inquiries.                       inquiries regarding fund
                                   performance.
- Keeps all required
  Contract Owner records.

- Maintains adequate number
  of toll free lines to
  service Contract
  Owner/Agent inquiries.


F. DISBURSEMENTS
   -------------
   (SURRENDERS, DEATH
   ------------------
   CLAIMS, LOANS)
   --------------

FINANCIAL HORIZONS               NFS

- Receives and processes
  surrenders, loans, and
  death claims in accordance
  with established
  guidelines.

- Prepares checks for
  surrenders, loans, and
  death claims, and forwards
  to Contract Owner or
  Beneficiary. Prepares and
  mails confirmation
  statement of disbursement
  to Contract
  Owner/Beneficiary with
  copy to Agent.

G.  COMMISSIONS
    -----------

FINANCIAL HORIZONS                      NFS

-   Ascertains, on receipt of
    applications, whether
    writing Agent is
    appropriately licensed.

-   Pays commissions and other
    fees in accordance with
    agreements relating to
    same.

H.  PROXY PROCESSING
    ----------------

FINANCIAL HORIZONS                      NFS

-   Receives record date                -   Provides proxy,
    information from Funds                  solicitation materials,
    Receives proxy                          and record date
    solicitation materials                  information.
    from Funds.

-   Prepares Voting
    Instruction cards and
    mails solicitation, if
    necessary.

-   Tabulates and votes all
    Fund Shares in accordance
    with SEC requirements.

I.  PERIODIC REPORTS TO CONTRACT OWNERS
    -----------------------------------

FINANCIAL HORIZONS                      NFS

-   Prepares and mails
    quarterly and annual
    Statements of Account to
    Contract Owners.

-   Prepares and mails all              -   Prepares and mails to
    semi-annual and annual                  Financial Horizons all
    reports of Variable                     required semi-annual and
    Account(s) to Contract                  annual financial reports
    Owners.                                 to shareholder of the
                                            Funds.

J. REGULATORY/STATEMENT REPORTS
-------------------------------

FINANCIAL HORIZONS               NFS

- Prepares and files
  Separate Account Annual
  Statements.

- Prepares and mails the
  appropriate, required IRS
  reports at the Contract
  Owner level. Files same
  with required regulatory
  agencies.

- Prepares and files form        - Prepares and files form
  N-SAR for the Separate           N-SAR for the Funds.
  Account.

K. PREMIUM TAXES
---------------
-
FINANCIAL HORIZONS               NFS

- Collects, pays and
  accounts for premium taxes
  as appropriate.

- Prepares and maintains all
  premium tax records by
  state.

- Maintains liabilities in
  General Account ledger for
  accrual of premium tax
  collected.

- Integrates all company
  premium taxes due and
  performs related
  accounting.

L. FINANCIAL AND MANAGEMENT REPORTS
-----------------------------------

FINANCIAL HORIZONS               NFS

- Provides periodic reports      - Provides periodic
  in accordance with the           reports in accordance
  Schedule of Reports to be        with the Schedule of
  prepared jointly by              Reports to be prepared
  Financial Horizons and           jointly by Financial
  NFS. (See EXHIBIT C)             Horizons and NFS. (See
                                   EXHIBIT C)

M. AGENT LICENSE RECORDKEEPING
------------------------------

FINANCIAL HORIZONS                NFS

- Receives, establishes,           - Cooperates with
  processes, and maintains           Financial Horizons in
  Agent appointment records.         the Agent appointment
                                     process with the broker-
                                     dealer firms.

                                  EXHIBIT B


             ADVERTISING AND SALES PROMOTION MATERIAL GUIDELINES
            FOR APPROVAL BY THE OFFICE OF SALES-FINANCIAL SERVICES

In order to assure compliance with state and federal regulatory requirements and to maintain control over the distribution of promotional materials dealing with the Products, Financial Horizons and NFS require that ALL variable contract promotional materials be REVIEWED and APPROVED by both Financial Horizons and NFS PRIOR to their use. These guidelines are intended to provide appropriate regulatory and distribution controls.

1. Sufficient lead time must be allowed in the submission of all promotional material. The Office of Sales-Financial Services ("OS-FS") and NFS shall approve in writing all promotional material. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within three (3) days.

2. All promotional material will be submitted in "draft" form to permit any changes or corrections to be made prior to the printing.

3. Financial Horizons and NFS will provide each other with details as to each and every use of all promotional material submitted. Approval for one use will not constitute approval for any other use. Different standards of review may apply when the same advertising material is intended for different uses. The following information will be provided for each item of promotional material:

        a.      In what jurisdiction(s) the material will be used.

        b. Whether distribution will be used (e.g., brochure, mailing, 482 ads, etc.).

        c. How the material will be used (e.g., brochure, mailing, 482 ads, etc.).

        d. The projected date of initial use and, if a special promotion, the projected date of last use.

4. Each party will advise the other of the date it discontinues the use of any material.

5. Any changes to previously approved promotional material must be resubmitted, following these procedures. When approved material is to be put to a different use, request for approval of the material for the new use must be submitted.

6. OS-FS and NFS will assign a form number to each item of advertising and sales promotional material. This number will appear on each piece of advertising and sales promotional material. It will be used to aid in necessary filings, and to maintain appropriate controls.

7. OS-FS and NFS will provide WRITTEN APPROVAL for all material to be used.

8. Financial Horizons and NFS will provide each other with a minimum of 50 copies of all material in final print form to effect necessary state filings.

9.      NFS will coordinate SEC/NASD filings of sales and promotional material.

10. All telephone communication and written correspondence regarding promotional materials should be directed to Marketing Director, Office of Sales-Financial Services, Financial Horizons Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43216 (phone (614) 249-6258) or to President, Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio (phone (614) 249-7863).

                                  EXHIBIT C
                      PRODUCTION REPORTS TO BE PROVIDED


Financial Horizons agrees to provide the following reports to NFS:

1.  Daily Receipt Report:       Indicates which Agents are
                                generating sales.

2.  Daily Approval Report:      Indicates which applications have
                                been approved.

3.  Daily Activity Summary:     Indicates top firms' sales and
                                liquidation by month, year-to-date
                                as well as total assets by firm.

4.  Dealer Activity             Indicates top firms' sales and
    Summary by Territory:       liquidation by month, year-to-date.

5.  Summary of Sales by         Indicates sales
    Territory and Dealer:       by territory/dealer/branch,
                                including non-commissionable
                                amounts and actual commission
                                payments, as well as chargebacks.
                                (Internal use only)

6.  Summary of Sales by         Indicates sales by territory/
    Territory and Dealer:       dealer/branch, including
                                chargebacks.

7.  Commission Report:          Indicates commissions paid and
                                chargebacks, matched to commission
                                checks.

In addition, Financial Horizons will provide reports detailing current appointments and other information, as reasonably requested by NFS.